CBNK Reports 2Q ROA of 1.52% and EPS of $0.87
Delivers Strong Balance Sheet and Revenue Growth, Positive Operating Leverage
Rockville, Maryland, July 27, 2026 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported:

	Quarter Ended			% Change (Annualized)
(in millions, except per share data)	2Q26	1Q26	2Q25	2Q26 vs 1Q26	2Q26 vs 2Q25
Balance Sheet Summary
Gross Loans (1)	$3,086	$3,026	$2,740	7.9%	12.6%
Total Deposits	3,371	3,292	2,941	9.6%	14.6%
Customer Deposits(2)	3,140	2,989	2,671	20.3%	17.6%
Tangible Book Value per share(3)	$23.45	$22.62	$20.64	14.7%	13.6%

	GAAP					Core(3)
	Quarter Ended			Change		Quarter Ended			Change
(in millions, except per share data)	2Q26	1Q26	2Q25	2Q26 vs 1Q26	2Q26 vs 2Q25	2Q26	1Q26	2Q25	2Q26 vs 1Q26	2Q26 vs 2Q25
Earnings Summary
Net Income	$14.3	$12.0	$13.1	18.6%	8.5%	$14.3	$12.0	$14.2	18.6%	0.3%
Earnings per share - diluted	$0.87	$0.73	$0.78	19.2%	11.5%	$0.87	$0.73	$0.85	19.2%	2.4%
ROA	1.52%	1.33%	1.60%	19 bps	(8) bps	1.52%	1.33%	1.73%	19 bps	(21) bps
ROTCE(3)	15.51%	13.58%	16.10%	193 bps	(59) bps	15.51%	13.58%	17.39%	193 bps	(188) bps
	Including Card					Excluding Card
NIM	5.64%	5.71%	6.04%	(7) bps	(40) bps	4.04%	4.15%	4.42%	(11) bps	(38) bps

	GAAP			Core(3)
	Six Months Ended		Change	Six Months Ended		Change
(in millions, except per share data)	2Q26	2Q25	2Q26 vs 2Q25	2Q26	2Q25	2Q26 vs 2Q25
Earnings Summary
Net Income	$26.3	$27.1	(3.0)%	$26.3	$29.1	(9.7)%
Earnings per share - diluted	$1.60	$1.60	—%	$1.60	$1.72	(7.0)%
ROA	1.43%	1.68%	(25) bps	1.43%	1.80%	(37) bps
ROTCE(3)	14.57%	16.82%	(225) bps	14.57%	18.07%	(350) bps
	Including Card			Excluding Card
NIM	5.68%	6.04%	(36) bps	4.09%	4.39%	(30) bps
(1) Gross loans represent portfolio loans receivable, net of deferred fees and costs.
(2) Customer deposits represents total deposits excluding brokered deposits.
(3) As used in this press release, Core net income, Core earnings per share - diluted, Core ROA, Core ROTCE, Tangible Book Value per share are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

“The Board is very pleased that we were able to deliver another quarter of strong operating performance, highlighted by solid loan and deposit growth, diversified fee income generation, and continued growth in tangible book value per share,” said Steven J. Schwartz, Chairman of the Company. “The increase in non-interest expenses year-over-year reflects our continued investment in strategic initiatives, including our unsecured card platform, the expansion of our targeted C&I verticals, and our customer-facing and back-office technology infrastructure. We believe these investments strengthen our franchise and will continue to reduce our exposure to cyber risks, credit losses at OpenSky™, enhance our customers' experience, and, ultimately, improve our operating efficiency, all while supporting our robust, organic, long-term growth goals.”
Second Quarter 2026 Highlights
•Continued to strengthen the funding base, with total deposits, including brokered deposits, increasing 9.6% (annualized) from 1Q 2026; Excluding a $15.0 million reduction associated with the same single customer relationship noted in 1Q 2026, total deposits grew 11.5% (annualized) while reducing brokered deposits by 23.8%

•Sustained strong customer deposit momentum, with customer deposits increasing 20.3% (annualized) from 1Q 2026, or 27.0% (annualized) excluding the relationship referenced above
•Generated 7.9% (annualized) growth in gross loans from 1Q 2026, driven by broad-based production across the portfolio; Through July 15th(1), loan growth totaled $159.2 million, representing an implied annualized growth rate of 10.0%
•Continued tangible book value compounding, with tangible book value(2) per share increasing 14.7% (annualized) from 1Q 2026
•Delivered diluted earnings per share of $0.87, up 19.2% from 1Q 2026, supported by an 18.6% increase in net income
•Produced 29.6% (annualized) fee income growth, with contributions from nearly every major fee category, led by higher USDA volume, continued production from the new SBA team, significant growth in Windsor revenue and increased mortgage production. Fee revenue represented 22.0% of total revenue
•Continued to execute on strategic growth initiatives while maintaining strong expense discipline, with noninterest expense remaining flat despite ongoing investments in unsecured card, card partnerships, data infrastructure and personnel
•The Company also declared a cash dividend on its common stock of $0.14 per share, a 16.7% increase from the prior quarterly dividend. The dividend is payable on August 26, 2026 to shareholders of record on August 10, 2026.
“We continue to execute on our growth strategy across the franchise, delivering strong customer deposit growth, solid loan production and broad-based fee income expansion" said Ed Barry, CEO of the Company. "The breadth of our performance reflects the strength of our diversified business model and positions us well to continue expanding customer relationships, growing the balance sheet and delivering sustainable long-term growth."
(1) Balances through July 15th are preliminary and unaudited. They have not been subject to customary reconciliations or closing procedures and may not be indicative of final balances at quarter end.
(2) As used in this press release, Core net income, Core earnings per share - diluted, Core ROA, Core ROTCE, Tangible Book Value per share are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Consolidated financial performance
Net income of $14.3 million increased $2.2 million compared to 1Q 2026, and earnings per share - diluted of $0.87 increased $0.14 per share from 1Q 2026. Net income increased $1.1 million, or 8.5%, compared to $13.1 million, or $0.78 per diluted share, for 2Q 2025. 2Q 2026 Core net income(1) of $14.3 million, or $0.87 per diluted share, increased $2.2 million, or 18.6%, from 1Q 2026 Core net income of $12.0 million, or $0.73 per diluted share. 2Q 2026 Core net income increased $0.1 million from 2Q 2025 Core net income of $14.2 million. 2Q 2026 Core net income excluding purchase accounting accretion ("PAA") was $14.0 million, an increase of $0.8 million from 2Q 2025 Core net income excluding PAA of $13.2 million.
Quarterly net interest income:
•Net interest income of $50.9 million increased $1.5 million, or 3.1% (not annualized), compared to 1Q 2026, and increased $3.3 million, or 6.9%, year-over-year.
◦Interest income of $70.0 million increased $2.0 million, or 2.9% (not annualized), compared to 1Q 2026, and increased $5.4 million, or 8.3%, year-over-year. The increase from 1Q 2026 was primarily driven by a $0.9 million increase from OpenSky™ due to higher balances and higher yields, $1.0 million from the Commercial Bank driven by $0.5 million from interest bearing cash income, $0.4 million from investment securities, and $0.2 million from loan growth. The increase year-over-year was primarily driven by $3.8 million from the Commercial Bank due to strong organic loan growth, and $1.5 million from OpenSky™ due to strong growth from the unsecured loan product.
▪Interest income included $0.2 million from net PAA in 2Q 2026, compared to $0.3 million in 1Q 2026 and $0.4 million in net PAA in 2Q 2025.
◦Interest expense of $19.0 million increased $0.5 million, or 2.5% (not annualized), compared to 1Q 2026, and increased $2.1 million, or 12.3%, year-over-year. The increase of $0.5 million compared to 1Q 2026, was primarily driven by growth in the deposit portfolio, and a shift in deposit mix to money markets accounts. The increase of $2.1 million year-over-year was driven by $1.0 million from higher balances and a shift in deposit mix, $0.8 million of lower PAA, and $0.3 million of higher borrowing costs.
▪Interest expense included a $0.1 million benefit from net PAA in 2Q 2026, compared to a $0.1 million benefit in 1Q 2026. There was a $0.9 million benefit from net PAA in 2Q 2025.
Quarterly provision:
•The 2Q 2026 provision for credit losses was $3.6 million, an increase of $0.6 million from 1Q 2026. Net charge-offs totaled $3.8 million, or 0.50% of portfolio loans (annualized), up from $3.0 million or 0.40% of portfolio loans (annualized), in 1Q 2026.
◦Net charge-offs in the quarter include $2.9 million from OpenSky™ loans and $0.9 million from Commercial Bank loans. Net charge-offs for the Commercial Bank increased $1.0 million quarter-over-quarter primarily due to a $0.7 million recovery in 1Q 2026. OpenSky™ net charge-offs amounted to $2.9 million in 2Q 2026 compared to $3.1 million in 1Q 2026.
◦At June 30, 2026, the ACL Coverage Ratio was 1.76%, down 5 bps from March 31, 2026.

(1) As used in this press release, Core net income and Core noninterest expense are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Consolidated financial performance (Continued)
Quarterly fee revenue:
•Fee Revenue of $14.4 million increased $1.0 million, compared to 1Q 2026 and increased $1.3 million year-over-year. The increase of $1.0 million during 2Q 2026 was the result primarily of a $1.0 million increase in government loan servicing and packaging revenue (Windsor™), a $0.4 million increase in mortgage banking revenue, and a $0.3 million increase in government lending revenue, offset by a $0.3 million decrease in credit card fees and a $0.2 million decrease in loan servicing rights. The year-over-year fee revenue increase of $1.3 million was primarily due to an increase in government loan servicing and packaging revenue (Windsor™). Fee revenue mix(1) was 22.0% of total revenue for 2Q 2026, compared to 21.3% during 1Q 2026, and 21.6% during 2Q 2025.
Quarterly noninterest expense:
•Noninterest expense of $43.2 million decreased $0.5 million compared to 1Q 2026 and increased $3.6 million compared to 2Q 2025. Core noninterest expense(2) of $43.2 million decreased $0.5 million compared to 1Q 2026 and increased $5.0 million compared to 2Q 2025. Core comparisons include:
◦The decrease of $0.5 million quarter-over-quarter was primarily driven by the following:
▪$0.8 million lower professional fees, attributable to a decrease in consulting expenses and lower audit and accounting related fees; partially offset by a $0.4 million increase in occupancy and costs associated with software upgrades.
◦Year-over-year expense growth of $5.0 million was driven by increases in professional fees associated with investments in shared services areas and OpenSky™, expense associated with headcount growth, increased occupancy and equipment costs and an increase in loan processing costs.
Quarterly income taxes:
•Income tax expense of $4.2 million, or 22.8% of pre-tax income for 2Q 2026, increased $0.4 million from $3.9 million, or 24.3% of pre-tax income for 1Q 2026. The effective income tax rate change quarter-over-quarter primarily reflects refinement of the quarterly tax provision following an updated estimate related to the deferred tax liability associated with fixed assets acquired in the IFH acquisition.
Total assets:
Total assets of $3.9 billion at June 30, 2026 increased $81.5 million, or 8.6% (annualized) from March 31, 2026. Total assets growth year-over-year was $501.3 million, or 14.8%. The growth quarter-over-quarter, and year-over-year, was primarily driven by increases in portfolio loans, and cash balances.
Gross Loans:
•Gross Loans of $3.1 billion at June 30, 2026 increased $59.5 million, or 7.9% (annualized), from March 31, 2026 and increased $346.1 million, or 12.6%, year-over-year.
◦Compared to March 31, 2026, growth was primarily driven by $34.8 million from commercial real estate, $10.5 million from credit cards, and $5.0 million from construction real estate.
◦Gross loan growth through July 15th(3) of $159.2 million brings year-to-date loan growth to 10.0% (annualized).
◦C&l loans, plus owner-occupied CRE loans, totaled 37.4% of total portfolio loans at June 30, 2026, 38.3% at March 31, 2026, and 37.6% at June 30, 2025.

(1) Fee revenue mix equals fee revenue divided by the sum of fee revenue and net interest income before provision for credit losses.
(2) As used in this press release, Core net income, Core earnings per share - diluted, Core ROA, Core ROTCE, Tangible Book Value per share are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.
(3) Balances through July 15th are preliminary and unaudited. They have not been subject to customary reconciliations or closing procedures and may not be indicative of final balances at quarter end.

Consolidated financial performance (Continued)
Deposits:
•Total deposits of $3.4 billion at June 30, 2026 increased $79.1 million, or 9.6% (annualized), from March 31, 2026, and increased $430.4 million, or 14.6% from June 30, 2025.
◦Excluding a $72.1 million decrease in brokered time deposits, customer deposits increased $151.1 million or 20.3% (annualized), including $114.7 million of growth in customer money market deposits, $49.8 million of growth in interest-bearing demand accounts, $25.7 million of growth in noninterest-bearing deposits, and $1.6 million of growth in savings accounts, partially offset by a decrease of $40.7 million in customer time deposits.
◦The increase in total deposits of $430.4 million year-over-year was driven by $430.5 million in growth from customer money market deposits with offsetting activity across other deposit products.
◦Total deposit growth through July 15th(1) of $165.3 million brings year-to-date deposit growth to 10.0% (annualized).
◦Insured and protected(2) deposits were approximately $2.2 billion as of June 30, 2026 representing 66.6% of the Company's deposit portfolio.
◦Low interest(3) and noninterest-bearing demand deposit account ("DDA") deposits totaled $1.3 billion, or 38.9% of deposits, an increase of $77.1 million, or 25.0% (annualized) from 1Q 2026, and an increase of $142.7 million, or 12.2% year-over-year.
▪The average rate on the low interest and noninterest-bearing deposits was 0.29% for 2Q 2026, which increased 13 bps compared to 1Q 2026 and increased 15 bps year-over-year.
•The average portfolio loans-to-deposit ratio was 94.3% for 2Q 2026, compared to 96.1% for 1Q 2026, and 96.2% for 2Q 2025.
Investment securities:
•The investment securities portfolio continues to be classified as available-for-sale and had a fair market value of $219.9 million, or 5.7% of total assets, and an effective duration of 2.5 years, with U.S. Treasury Securities representing 60% of the overall investment portfolio at June 30, 2026. The accumulated other comprehensive income (loss) on the investment securities portfolio declined $0.1 million during the quarter to $6.3 million after-tax as of June 30, 2026, which represents 1.5% of total stockholders' equity. The Company does not have a held-to-maturity investment securities portfolio.
Liquidity:
•The Company maintains stable and diversified sources of contingent liquidity, generally consistent with prior quarter. Total available borrowing capacity as of June 30, 2026 was $801.6 million, compared to $809.5 million as of March 31, 2026, consisting of $699.4 million of available collateralized borrowing capacity, $96.0 million of unsecured lines of credit with other banks, and $6.2 million of unpledged investment securities available to collateralize potential additional borrowings. Including cash and cash equivalents of $418.3 million, total liquidity was approximately $1.2 billion.
Capital:
•As of June 30, 2026, the Company reported a Common Equity Tier-1 capital ratio of 13.14% and a Tier 1 leverage ratio of 10.59%, compared to 12.92% and 10.48%, respectively, at March 31, 2026. At June 30, 2026, the Company and the Bank maintained regulatory capital ratios that exceed all capital adequacy requirements.
•Shares repurchased and retired during the three months ended June 30, 2026, as part of the Company's stock repurchase program, totaled 1,213 shares at an average price of $30.03, for a total cost of $36 thousand. As of June 30, 2026, there was $12.4 million remaining to be repurchased under the current $15.0 million authorization repurchase program, which will expire on December 31, 2026.
(1) Balances through July 15th are preliminary and unaudited. They have not been subject to customary reconciliations or closing procedures and may not be indicative of final balances at quarter end.
(2) Protected deposits include deposits that are indirectly protected under the product terms.
(3) Low interest deposits include interest-bearing demand and savings accounts.

Financial Metrics
Net Interest Margin:
NIM of 5.64% for 2Q 2026, decreased 7 bps compared to the prior quarter, and decreased 40 bps year-over-year. Core NIM(1) of 4.04% decreased 11 bps (but decreased 9 bps when excluding PAA) compared to the prior quarter, and decreased 38 bps year-over-year. Net PAA for 2Q 2026 was 3 bps for NIM and 4 bps for Core NIM(1). The decrease quarter-over-quarter in Core NIM includes 3 bps from lower deferred origination fees and net PAA and 3 bps from one non-performing loan relationship.
•The average yield on interest earning assets of 7.75% decreased 11 bps compared to the prior quarter and decreased 44 bps year-over-year. The decrease quarter-over-quarter was primarily due to the Commercial Bank loan portfolio. The decrease year-over-year was primarily due to the impact of changes in the rate environment to the Commercial Bank and OpenSky™ portfolios, as well as lower loan PAA for the Commercial Bank.
◦The Core Loan Yield(1) of 6.77% for 2Q 2026 decreased 16 bps compared to 1Q 2026, and decreased 37 bps year-over-year. The decrease quarter-over-quarter includes 5 bps from lower deferred origination fees and loan PAA, and 4 bps from one non-performing loan relationship. The decrease year-over-year was primarily a result of changes in the rate environment offsetting organic portfolio growth.
•The total cost of deposits of 2.29% for 2Q 2026 decreased 5 bps compared to the prior quarter and decreased 7 bps year-over-year. The decrease quarter-over-quarter was primarily due to a shift in product mix, and the decrease year-over-year was primarily due to a shift in product mix as well as changes in the rate environment.
•The total cost of interest-bearing deposits of 3.09% for 2Q 2026 decreased 8 bps quarter-over-quarter, and decreased 20 bps year-over-year. The decrease quarter-over-quarter was primarily due to a shift in product mix, and the decrease year-over-year was primarily due to a shift in product mix as well as changes in the rate environment.
•Net PAA of $0.3 million, or 3 bps of NIM and 4 bps of Core NIM(1), during 2Q 2026, decreased $0.1 million from 1Q 2026 due to a loan that paid off during 1Q 2026. There was $1.3 million from net PAA during 2Q 2025.
Credit Metrics and Asset Quality:
Nonperforming assets were $60.8 million, or 1.56% of total assets, at June 30, 2026, an increase of $1.6 million from March 31, 2026, while remaining unchanged as a percentage of total assets. The increase in nonperforming assets from 1Q 2026 was primarily driven by a $5.3 million net increase in nonaccrual loans from the legacy CBNK portfolio, slightly offset by a $3.7 million net decrease from the acquired IFH portfolio. The legacy CBNK increase reflected $10.6 million of new nonaccruals, primarily attributable to one $9.7 million legacy bank loan relationship, partially offset by $5.3 million of nonaccrual resolutions. The acquired IFH portfolio decrease reflected $4.7 million of nonaccrual loan resolutions, partially offset by $1.0 million of new nonaccruals. Nonperforming assets increased $24.7 million or 49 bps year-over-year, mainly due to the $15.9 million increase during 3Q 2025 from two loan relationships acquired as part of the IFH transaction and the $9.7 million increase during 2Q 2026 related to the legacy bank loan relationship referenced above. At June 30, 2026, substandard loans totaled $70.6 million, or 2.3% of total portfolio loans, compared to $71.8 million, or 2.4% of total portfolio loans, at March 31, 2026 and $44.6 million, or 1.7% of total portfolio loans, at June 30, 2025. The $26.1 million year-over-year increase in substandard loans was primarily driven by $15.9 million from two loan relationships acquired as part of the IFH transaction, and $9.7 million from the legacy bank relationship that is referenced above. At June 30, 2026, special mention loans totaled $61.5 million, or 2.0% of total portfolio loans, compared to $60.3 million, or 2.0% of total portfolio loans, at March 31, 2026, and $54.2 million, or 2.0% of total portfolio loans, at June 30, 2025.
Through July 15, 2026, management did not identify any significant changes in nonperforming assets, special mention loans, or substandard loans from June 30, 2026.

(1) As used in this press release, Core NIM, Core Loan Yield, and Core efficiency ratio are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Financial Metrics (continued)
Efficiency Ratio:
The efficiency ratio was 66.1% for 2Q 2026, compared to 69.6% for 1Q 2026 and 65.1% for 2Q 2025. The core efficiency ratio(1) was 66.1% for 2Q 2026, which decreased from 69.6% compared to the prior quarter, and increased from 62.8% for 2Q 2025.
Returns:
ROA was 1.52% for 2Q 2026, compared to 1.33% for 1Q 2026, and 1.60% for 2Q 2025. Core ROA(1) for 2Q 2026 was 1.52%, compared to 1.33% for 1Q 2026, and 1.73% for 2Q 2025.
•ROE was 13.80% for 2Q 2026, compared to 12.03% for 1Q 2026, and 14.17% for 2Q 2025. Core ROE(1) was 13.80% for 2Q 2026, compared to 12.03% for 1Q 2026, and 15.33% for 2Q 2025.
•ROTCE(1) was 15.51% for 2Q 2026, compared to 13.58% for 1Q 2026, and 16.10% for 2Q 2025. Core ROTCE(1) for 2Q 2026 was 15.51%, compared to 13.58% for 1Q 2026, and 17.39% for 2Q 2025.
Book Value:
Book value per common share of $25.92 at June 30, 2026, increased $0.82 when compared to March 31, 2026, and increased $3.00 when compared to June 30, 2025. Tangible book value per common share(1) increased $0.83, or 3.7% (not annualized), to $23.45 at June 30, 2026 when compared to March 31, 2026, and increased $2.81, or 13.6%, when compared to June 30, 2025.

(1) As used in this press release, Core ROA, Core ROE, ROTCE, Core ROTCE, and Tangible Book Value are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Reportable Segments
Commercial Bank
Loan Growth – Portfolio loans(1) increased $49.0 million at June 30, 2026 compared to March 31, 2026, driven by $34.8 million from CRE, $5.0 million from construction real estate, $2.2 million from residential real estate, and $1.0 million from C&I. Portfolio loans increased $327.6 million at June 30, 2026 compared to June 30, 2025, driven by $138.3 million from C&I, $87.0 million from residential real estate, and $54.2 million from CRE. [C&I loans grew an additional 2.5% through July 15, 2026(2).] Historical gross portfolio loan balances are disclosed in the Composition of Loans table within the Historical Financial Highlights.
Net Interest Income – Interest income of $53.7 million increased $1.0 million from the prior quarter, $0.5 million from interest bearing cash income, $0.4 million from investment securities, and $0.2 million from loan growth. Interest expense of $18.9 million increased $0.4 million, driven by growth and a mix shift in the deposit portfolio.
Credit Metrics – Nonperforming assets increased 1 bp to 1.65% of total assets at June 30, 2026 compared to March 31, 2026. Total nonaccrual loans at June 30, 2026 were $57.0 million, an increase of $1.6 million or 2.8% compared to $55.4 million at March 31, 2026.
Classified and Criticized Loans – At June 30, 2026, special mention loans totaled $61.5 million, or 2.0% of total portfolio loans, compared to $60.3 million, or 2.0% of total portfolio loans, at March 31, 2026. At June 30, 2026, substandard loans totaled $70.6 million, or 2.3% of total portfolio loans, compared to $71.8 million, or 2.4% of total portfolio loans, at March 31, 2026.
OpenSky™
OpenSky™ results reflected continued loan balance growth, stable account levels, lower operating expenses and credit performance consistent with management expectations. Higher net interest income from loan growth was partially offset by lower fee revenue and a higher provision for credit losses primarily related to portfolio growth.
Accounts – During 2Q 2026, credit card accounts grew to 588.6 thousand, increasing 0.4 thousand, or 0.1% (not annualized) from March 31, 2026, and increasing 3.2 thousand, or 0.6% year-over-year.
Loan and Deposit Balances – Secured and unsecured loan balances, net of reserves for interest and fees, of $145.3 million at June 30, 2026 increased by $10.5 million, or 7.8% (not annualized), compared to March 31, 2026 and increased $14.2 million, or 10.9%, year-over-year. Deposit balances of $166.2 million at June 30, 2026 increased $0.7 million compared to March 31, 2026 and decreased $2.8 million, or 1.6% year-over-year. Gross unsecured loan balances of $51.2 million at June 30, 2026 increased $4.7 million, or 10.0% (not annualized), compared to $46.6 million at March 31, 2026, and increased $18.5 million, or 56.6% (not annualized), year-over-year. Gross secured loan balances of $96.0 million at June 30, 2026 increased $6.0 million, or 6.7% (not annualized), compared to $90.0 million at March 31, 2026, and decreased $4.0 million, or 4.0% (not annualized) year-over-year.
Net Interest Income – Interest income of $16.0 million increased $0.9 million compared to 1Q 2026, supported by higher average OpenSky™ credit card loan balances. Average OpenSky™ credit card loan balances, net of reserves and deferred fees of $137.1 million for 2Q 2026, increased $3.3 million, or 2.5% (not annualized), compared to 1Q 2026.
Fee Revenue – Total fee revenue of $4.4 million decreased $0.3 million from the prior quarter primarily driven by lower credit-card fees from the unsecured product. The decline was partially offset by continued growth in net interest income as loan balances increased.
Noninterest Expense – Total noninterest expense of $15.4 million decreased $0.8 million compared to 1Q 2026, driven by savings from professional fees, lower depreciation of capitalized assets related to OpenSky™ technology, lower data processing costs, and lower marketing spend.
OpenSky™ Credit – Portfolio credit metrics continued to be generally consistent with modeled expectations during 2Q 2026. The provision for credit losses of $4.0 million increased $1.3 million when compared to the prior quarter, primarily due to the growth of $10.5 million in the loan portfolio. Net charge-offs remained generally stable, decreasing $0.2 million to $2.9 million in 2Q 2026 from $3.1 million in 1Q 2026. The majority of OpenSky's™ unsecured loan product is offered to current and former secured card customers, where the Company has historical customer
(1) Portfolio loans represents portfolio loans receivable excluding deferred origination fees, net.
(2) Balances through July 15th are preliminary and unaudited. They have not been subject to customary reconciliations or closing procedures and may not be indicative of final balances at quarter end.

performance data. Unsecured loans have been offered by OpenSky™ since the fourth quarter of 2021 and have generally performed in alignment with management expectations over that time period. OpenSky™ has begun testing limited offers to new customers; however, this activity remains insignificant to the overall unsecured loan portfolio and total accounts, and balances are expected to remain de minimis through year-end as management monitors performance.
Capital Bank Home Loans
Originations of loans held for sale totaled $106.9 million during 2Q 2026 (46.6% growth in volume compared to 1Q 2026 on an unannualized basis), with $87.1 million of mortgage loans sold resulting in a gain on sale of loans of $2.4 million, representing a 2.71% gain on sale as a percentage of total loans sold. Originations of loans held for sale totaled $72.9 million during 1Q 2026, with $52.4 million of mortgage loans sold resulting in a gain on sale of loans of $1.5 million, representing a 2.85% gain on sale as a percentage of total loans sold.
Windsor Advantage™
Gross government loan servicing revenue totaled $6.6 million, including $1.3 million of Capital Bank related servicing fees, during 2Q 2026. Gross government loan servicing revenue totaled $5.6 million, including $1.3 million of Capital Bank related servicing fees, during 1Q 2026. Windsor's™ total servicing portfolio was $3.4 billion at June 30, 2026, and $3.2 billion at March 31, 2026. In 2Q 2026, Windsor processed the closing of $223.6 million of government guaranteed loans, an 84.3% increase from $121.4 million in 1Q 2026 and a 142.7% increase from $92.1 million in 2Q 2025.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			2Q26 vs 1Q26		2Q26 vs 2Q25
(in thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025	$ Change	% Change	$ Change	% Change
Earnings Summary
Interest income	$69,959	$67,970	$64,586	$1,989	2.9%	$5,373	8.3%
Interest expense	19,030	18,572	16,940	458	2.5%	2,090	12.3%
Net interest income	50,929	49,398	47,646	1,531	3.1%	3,283	6.9%
Provision for credit losses	3,585	3,014	4,081	571	18.9%	(496)	(12.2)%
Provision for credit losses on unfunded commitments	65	205	—	(140)	(68.3)%	65	—%
Noninterest income	14,361	13,373	13,106	988	7.4%	1,255	9.6%
Noninterest expense	43,186	43,681	39,572	(495)	(1.1)%	3,614	9.1%
Income before income taxes	18,454	15,871	17,099	2,583	16.3%	1,355	7.9%
Income tax expense	4,204	3,853	3,963	351	9.1%	241	6.1%
Net income	$14,250	$12,018	$13,136	$2,232	18.6%	$1,114	8.5%

Pre-tax pre-provision net revenue ("PPNR") (1)	$22,104	$19,090	$21,180	$3,014	15.8%	$924	4.4%
Core PPNR(1)	$22,104	$19,090	$22,578	$3,014	15.8%	$(474)	(2.1)%

Common Share Data
Earnings per share - Basic	$0.87	$0.74	$0.79	$0.13	17.6%	$0.08	10.1%
Earnings per share - Diluted	$0.87	$0.73	$0.78	$0.14	19.2%	$0.09	11.5%
Core earnings per share - Diluted(1)	$0.87	$0.73	$0.85	$0.14	19.2%	$0.02	2.4%
Weighted average common shares - Basic	16,288	16,345	16,584
Weighted average common shares - Diluted	16,373	16,441	16,802

Return Ratios
Return on average assets (annualized)	1.52%	1.33%	1.60%
Core return on average assets (annualized)(1)	1.52%	1.33%	1.73%
Return on average equity (annualized)	13.80%	12.03%	14.17%
Core return on average equity (annualized)(1)	13.80%	12.03%	15.33%
Return on average tangible common equity (annualized)(1)	15.51%	13.58%	16.10%
Core return on average tangible common equity (annualized)(1)	15.51%	13.58%	17.39%
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Six Months Ended
	June 30,
(in thousands, except per share data)	2026	2025	$ Change	% Change
Earnings Summary
Interest income	$137,929	$127,346	$10,583	8.3%
Interest expense	37,602	33,653	3,949	11.7%
Net interest income	100,327	93,693	6,634	7.1%
Provision for credit losses	6,599	6,327	272	4.3%
Provision for credit losses on unfunded commitments	270	—	270	—%
Noninterest income	27,734	25,655	2,079	8.1%
Noninterest expense	86,867	77,625	9,242	11.9%
Income before income taxes	34,325	35,396	(1,071)	(3.0)%
Income tax expense	8,057	8,328	(271)	(3.3)%
Net income	$26,268	$27,068	$(800)	(3.0)%

Pre-tax pre-provision net revenue ("PPNR") (1)	$41,194	$41,723	$(529)	(1.3)%
Core PPNR(1)	$41,194	$44,387	$(3,193)	(7.2)%

Common Share Data
Earnings per share - Basic	$1.61	$1.63	$(0.02)	(1.2)%
Earnings per share - Diluted	$1.60	$1.60	$—	—%
Core earnings per share - Diluted(1)	$1.60	$1.72	$(0.12)	(7.0)%
Weighted average common shares - Basic	16,316	16,624
Weighted average common shares - Diluted	16,404	16,872

Return Ratios
Return on average assets (annualized)	1.43%	1.68%
Core return on average assets (annualized)(1)	1.43%	1.80%
Return on average equity (annualized)	12.93%	14.85%
Core return on average equity (annualized) (1)	12.93%	15.97%
Return on average tangible common equity (annualized)(1)	14.57%	16.82%
Core return on average tangible common equity (annualized)(1)	14.57%	18.07%
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Quarter Ended			Quarter Ended
	June 30,			March 31,	December 31,	September 30,
(in thousands, except per share data)	2026	2025	% Change	2026	2025	2025
Balance Sheet Highlights
Assets	$3,889,938	$3,388,662	14.8%	$3,808,467	$3,606,207	$3,389,442
Investment securities available-for-sale	219,947	228,923	(3.9)%	230,525	230,083	232,640
Mortgage loans held for sale	22,370	15,933	40.4%	13,739	25,828	14,146
Portfolio loans receivable (2)	3,085,950	2,739,808	12.6%	3,026,431	2,959,457	2,821,983
Allowance for credit losses	54,431	47,447	14.7%	54,680	54,660	53,045
Goodwill	25,969	22,478	15.5%	25,969	25,969	25,969
Intangible assets	14,250	15,295	(6.8)%	14,511	14,771	15,033
Deposits	3,371,103	2,940,738	14.6%	3,292,047	3,093,200	2,912,053
FHLB borrowings	50,000	22,000	127.3%	50,000	50,000	22,000
Other borrowed funds	2,062	12,062	(82.9)%	2,062	2,062	12,062
Total stockholders' equity	422,205	380,035	11.1%	408,859	401,757	394,770
Tangible common equity (1)	381,986	342,262	11.6%	368,379	361,017	353,768

Common shares outstanding	16,289	16,582	(1.8)%	16,286	16,373	16,589
Book value per share	$25.92	$22.92	13.1%	$25.10	$24.54	$23.80
Tangible book value per share (1)	$23.45	$20.64	13.6%	$22.62	$22.05	$21.33
Dividends per share	$0.12	$0.10	20.0%	$0.12	$0.12	$0.12
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.
(2)Loans are reflected net of deferred fees and costs.

Consolidated Statements of Income (Unaudited)
	Three Months Ended					Six Months Ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Interest income
Loans, including fees	$65,362	$64,186	$64,933	$60,838	$60,810	$129,548	$119,501
Investment securities available-for-sale	1,814	1,459	1,728	1,805	1,582	3,273	3,443
Federal funds sold and other	2,783	2,325	1,973	2,248	2,194	5,108	4,402
Total interest income	69,959	67,970	68,634	64,891	64,586	137,929	127,346

Interest expense
Deposits	18,522	18,070	17,805	12,732	16,722	36,592	33,234
Borrowed funds	508	502	550	139	218	1,010	419
Total interest expense	19,030	18,572	18,355	12,871	16,940	37,602	33,653

Net interest income	50,929	49,398	50,279	52,020	47,646	100,327	93,693
Provision for credit losses	3,585	3,014	3,988	4,650	4,081	6,599	6,327
Provision for (release of) credit losses on unfunded commitments	65	205	(29)	217	—	270	—
Net interest income after provision for credit losses	47,279	46,179	46,320	47,153	43,565	93,458	87,366
Noninterest income
Service charges on deposits	409	403	371	425	262	812	520
Credit card fees	4,395	4,692	4,837	4,509	4,298	9,087	8,020
Mortgage banking revenue	1,960	1,556	1,960	1,927	1,754	3,516	3,585
Government lending revenue	1,207	923	—	14	3,112	2,130	4,208
Government loan servicing revenue	5,303	4,345	4,036	4,265	3,644	9,648	7,212
Loan servicing rights	292	497	295	368	(590)	789	(118)
Other income (loss)	795	957	965	(440)	626	1,752	2,228
Total noninterest income	14,361	13,373	12,464	11,068	13,106	27,734	25,655
Noninterest expenses
Salaries and employee benefits	20,067	20,317	17,914	17,728	18,460	40,384	36,527
Occupancy and equipment	3,942	3,562	2,638	2,849	2,995	7,504	5,905
Professional fees	4,125	4,965	4,294	2,131	2,422	9,090	4,534
Data processing	7,551	7,767	7,502	7,654	7,520	15,318	14,632
Advertising	1,816	1,466	1,398	1,714	1,371	3,282	3,150
Loan processing	1,475	1,383	1,152	1,114	979	2,858	1,722
Merger-related expenses	—	—	—	697	1,398	—	2,664
Operational and other card fraud related losses	690	690	750	923	933	1,380	1,836
Regulatory assessment expenses	925	941	858	740	884	1,866	1,773
Other operating	2,595	2,590	2,597	2,804	2,610	5,185	4,882
Total noninterest expenses	43,186	43,681	39,103	38,354	39,572	86,867	77,625
Income before income taxes	18,454	15,871	19,681	19,867	17,099	34,325	35,396
Income tax expense	4,204	3,853	4,644	4,802	3,963	8,057	8,328
Net income	$14,250	$12,018	$15,037	$15,065	$13,136	$26,268	$27,068

Consolidated Balance Sheets
	(unaudited)	(unaudited)	(audited)	(unaudited)	(unaudited)
(in thousands, except share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Assets
Cash and due from banks	$24,771	$20,182	$30,894	$25,724	$26,843
Interest-bearing deposits at other financial institutions	393,428	379,069	224,611	163,078	247,704
Federal funds sold	60	60	60	59	59
Total cash and cash equivalents	418,259	399,311	255,565	188,861	274,606
Investment securities available-for-sale	219,947	230,525	230,083	232,640	228,923
Restricted investments	8,707	8,691	8,397	7,057	7,043
Loans held for sale	22,370	13,739	25,828	14,146	15,933
Portfolio loans receivable, net of deferred fees and costs	3,085,950	3,026,431	2,959,457	2,821,983	2,739,808
Less allowance for credit losses	(54,431)	(54,680)	(54,660)	(53,045)	(47,447)
Total portfolio loans held for investment, net	3,031,519	2,971,751	2,904,797	2,768,938	2,692,361
Premises and equipment, net	17,669	17,732	15,072	15,304	14,863
Accrued interest receivable	19,429	16,795	16,695	19,011	15,149
Goodwill	25,969	25,969	25,969	25,969	22,478
Intangible assets	14,250	14,511	14,771	15,033	15,295
Loan servicing assets	1,847	1,957	1,816	2,070	2,221
Deferred tax asset	16,504	15,187	14,992	14,885	15,667
Bank owned life insurance	46,260	45,871	45,488	45,105	44,721
Other assets	47,208	46,428	46,734	40,423	39,402
Total assets	$3,889,938	$3,808,467	$3,606,207	$3,389,442	$3,388,662

Liabilities
Deposits
Noninterest-bearing	$897,363	$871,677	$852,741	$857,543	$836,979
Interest-bearing	2,473,740	2,420,370	2,240,459	2,054,510	2,103,759
Total deposits	3,371,103	3,292,047	3,093,200	2,912,053	2,940,738
Federal Home Loan Bank advances	50,000	50,000	50,000	22,000	22,000
Other borrowed funds	2,062	2,062	2,062	12,062	12,062
Accrued interest payable	6,606	8,944	8,745	8,045	8,158
Other liabilities	37,962	46,555	50,443	40,512	25,669
Total liabilities	3,467,733	3,399,608	3,204,450	2,994,672	3,008,627

Stockholders' equity
Common stock	163	163	164	166	166
Additional paid-in capital	113,217	112,268	114,604	121,707	121,362
Retained earnings	315,103	302,808	292,749	279,693	266,619
Accumulated other comprehensive loss	(6,278)	(6,380)	(5,760)	(6,796)	(8,112)
Total stockholders' equity	422,205	408,859	401,757	394,770	380,035
Total liabilities and stockholders' equity	$3,889,938	$3,808,467	$3,606,207	$3,389,442	$3,388,662

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended June 30, 2026			Three Months Ended March 31, 2026			Three Months Ended June 30, 2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$295,167	$2,646	3.60%	$246,346	$2,200	3.62%	$182,192	$2,065	4.55%
Federal funds sold	60	—	—	60	1	6.76	59	—	—
Investment securities available-for-sale	240,102	1,814	3.03	233,165	1,459	2.54	230,317	1,582	2.76
Restricted investments	8,701	137	6.32	8,441	124	5.96	7,038	129	7.35
Loans held for sale	17,381	252	5.82	12,916	177	5.56	9,950	163	6.57
Portfolio loans receivable(2)(3)	3,058,476	65,110	8.54	3,008,187	64,009	8.63	2,733,865	60,647	8.90
Total interest earning assets	3,619,887	69,959	7.75	3,509,115	67,970	7.86	3,163,421	64,586	8.19
Noninterest earning assets	141,624			142,697			129,112
Total assets	$3,761,511			$3,651,812			$3,292,533

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$346,671	816	0.94	$263,645	414	0.64	$281,878	391	0.56
Savings	17,790	70	1.58	13,701	30	0.89	13,043	16	0.49
Money market accounts	1,315,061	10,797	3.29	1,189,642	9,479	3.23	924,784	8,022	3.48
Time deposits	722,144	6,839	3.80	842,137	8,147	3.92	816,809	8,293	4.07
Borrowed funds	52,062	508	3.91	52,062	502	3.91	34,062	218	2.57
Total interest-bearing liabilities	2,453,728	19,030	3.11	2,361,187	18,572	3.19	2,070,576	16,940	3.28
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	51,427			64,056			45,523
Noninterest-bearing deposits	842,312			821,267			804,639
Stockholders’ equity	414,044			405,302			371,795
Total liabilities and stockholders’ equity	$3,761,511			$3,651,812			$3,292,533

Net interest spread			4.64%			4.67%			4.91%
Net interest income		$50,929			$49,398			$47,646
Net interest margin(4)			5.64%			5.71%			6.04%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, Core Loan Yield was 6.77%, 6.93% and 7.14%, respectively.
(4)For the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, Core Net Interest Margin was 4.04%, 4.15% and 4.42%, respectively.

	Six Months Ended June 30,
	2026			2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$270,892	$4,846	3.61%	$192,565	$4,203	4.40%
Federal funds sold	60	1	3.36	59	1	3.42
Investment securities available-for-sale	236,653	3,273	2.79	232,947	3,443	2.98
Restricted investments	8,572	261	6.14	6,403	198	6.24
Loans held for sale	15,161	429	5.71	9,654	401	8.38
Portfolio loans receivable(1)(2)	3,033,470	129,119	8.58	2,684,263	119,100	8.95
Total interest earning assets	3,564,808	137,929	7.80	3,125,891	127,346	8.22
Noninterest earning assets	142,157			131,552
Total assets	$3,706,965			$3,257,443

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$305,388	$1,230	0.81%	$262,226	$759	0.58%
Savings	15,757	100	1.28	13,123	34	0.52
Money market accounts	1,252,698	20,276	3.26	897,532	15,421	3.46
Time deposits	781,809	14,986	3.87	838,151	17,020	4.09
Borrowed funds	52,062	1,010	3.91	34,062	419	2.48
Total interest-bearing liabilities	2,407,714	37,602	3.15	2,045,094	33,653	3.32
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	57,707			50,982
Noninterest-bearing deposits	831,847			793,888
Stockholders’ equity	409,697			367,479
Total liabilities and stockholders’ equity	$3,706,965			$3,257,443

Net interest spread			4.65%			4.90%
Net interest income		$100,327			$93,693
Net interest margin(3)			5.68%			6.04%
_______________
(1)Includes nonaccrual loans.
(2)For the six months ended June 30, 2026 and 2025, collectively. Core Loan Yield was 6.85% and 7.14%, respectively.
(3)For the six months ended June 30, 2026 and 2025, collectively. Core Net Interest Margin was 4.09% and 4.39%, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, OpenSky™ (the Company’s credit card division), Windsor Advantage™ and Capital Bank Home Loans (the Company’s mortgage loan division).

The following schedules reported internally for performance assessment by the chief operating decision maker presents financial information for each reportable segment for the periods indicated. Total assets are presented as of June 30, 2026, March 31, 2026, and June 30, 2025.

Segments
For the three months ended June 30, 2026
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$53,712	$15,995	$—	$252	$69,959
Interest expense	18,894	—	—	136	19,030
Net interest income	34,818	15,995	—	116	50,929
Provision for (release of) credit losses	(432)	4,017	—	—	3,585
Provision for credit losses on unfunded commitments	65	—	—	—	65
Net interest income after provision	35,185	11,978	—	116	47,279
Noninterest income
Service charges on deposits	409	—	—	—	409
Credit card fees	—	4,395	—	—	4,395
Mortgage banking revenue	278	—	—	1,682	1,960
Government lending revenue	1,207	—	—	—	1,207
Government loan servicing revenue(1)	(1,256)	—	6,559	—	5,303
Loan servicing rights	292	—	—	—	292
Other income	618	30	—	147	795
Total noninterest income	1,548	4,425	6,559	1,829	14,361
Noninterest expenses
Salaries and employee benefits	12,048	3,792	2,625	1,602	20,067
Occupancy and equipment	2,315	1,047	391	189	3,942
Professional fees	2,233	1,228	271	393	4,125
Data processing	452	6,983	67	49	7,551
Advertising	765	598	297	156	1,816
Loan processing	927	271	9	268	1,475
Merger-related expenses	—	—	—	—	—
Operational and other card fraud related losses	72	618	—	—	690
Regulatory assessment expenses	583	214	64	64	925
Other operating	1,277	639	558	121	2,595
Total noninterest expenses	20,672	15,390	4,282	2,842	43,186
Net income (loss) before taxes	$16,061	$1,013	$2,277	$(897)	$18,454

Total assets	$3,689,273	$143,716	$27,818	$29,131	$3,889,938
_______________
(1)Gross government loan servicing revenue totaled $6.6 million, including $1.3 million of servicing fees earned from the Commercial Bank by WindsorTM, for the three months ended June 30, 2026.

Segments
For the three months ended March 31, 2026
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$52,732	$15,061	$—	$177	$67,970
Interest expense	18,472	—	—	100	18,572
Net interest income	34,260	15,061	—	77	49,398
Provision for credit losses	344	2,670	—	—	3,014
Provision for credit losses on unfunded commitments	205	—	—	—	205
Net interest income after provision	33,711	12,391	—	77	46,179
Noninterest income
Service charges on deposits	403	—	—	—	403
Credit card fees	—	4,692	—	—	4,692
Mortgage banking revenue	416	—	—	1,140	1,556
Government lending revenue	923	—	—	—	923
Government loan servicing revenue(1)	(1,262)	—	5,607	—	4,345
Loan servicing rights	497	—	—	—	497
Other income	707	12	—	238	957
Total noninterest income	1,684	4,704	5,607	1,378	13,373
Noninterest expenses
Salaries and employee benefits	12,090	3,887	2,664	1,676	20,317
Occupancy and equipment	1,870	1,118	392	182	3,562
Professional fees	2,468	1,861	278	358	4,965
Data processing	545	7,107	59	56	7,767
Advertising	718	592	60	96	1,466
Loan processing	1,076	47	22	238	1,383
Merger-related expenses	—	—	—	—	—
Operational and other card fraud related losses	65	625	—	—	690
Regulatory assessment expenses	598	215	66	62	941
Other operating	1,140	715	605	130	2,590
Total noninterest expenses	20,570	16,167	4,146	2,798	43,681
Net income (loss) before taxes	$14,825	$928	$1,461	$(1,343)	$15,871

Total assets	$3,624,207	$135,414	$28,535	$20,311	$3,808,467
_______________
(1)     Gross government loan servicing revenue totaled $5.6 million, including $1.3 million of servicing fees earned from the Commercial Bank by WindsorTM, for the three months ended March 31, 2026.

Segments
For the three months ended June 30, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$49,929	$14,494	$—	$163	$64,586
Interest expense	16,856	—	—	84	16,940
Net interest income	33,073	14,494	—	79	47,646
Provision for credit losses	1,159	2,922	—	—	4,081
Provision for credit losses on unfunded commitments	—	—	—	—	—
Net interest income after provision	31,914	11,572	—	79	43,565
Noninterest income
Service charges on deposits	262	—	—	—	262
Credit card fees	—	4,298	—	—	4,298
Mortgage banking revenue	465	—	—	1,289	1,754
Government lending revenue	3,112	—	—	—	3,112
Government loan servicing revenue(1)	(1,052)	—	4,696	—	3,644
Loan servicing rights(2)	(590)	—	—	—	(590)
Other income	349	25	—	252	626
Total noninterest income	2,546	4,323	4,696	1,541	13,106
Noninterest expenses
Salaries and employee benefits	11,090	3,403	2,509	1,458	18,460
Occupancy and equipment	1,903	573	368	151	2,995
Professional fees	1,572	552	71	227	2,422
Data processing	454	6,897	133	36	7,520
Advertising	795	470	35	71	1,371
Loan processing	650	24	54	251	979
Merger-related expenses	1,398	—	—	—	1,398
Operational and other card fraud related losses	100	833	—	—	933
Regulatory assessment expenses	860	15	6	3	884
Other operating	1,817	338	354	101	2,610
Total noninterest expenses	20,639	13,105	3,530	2,298	39,572
Net income (loss) before taxes	$13,821	$2,790	$1,166	$(678)	$17,099

Total assets	$3,211,421	$129,397	$25,936	$21,908	$3,388,662
_______________
(1)     Gross government loan servicing revenue totaled $4.7 million, including $1.1 million of servicing fees earned from the Commercial Bank by WindsorTM, for the three months ended June 30, 2025.
(2)    Loan servicing rights of negative $0.6 million for the Commercial Bank includes a $1.1 million negative fair value adjustment associated with loan servicing portfolio.

Segments
For the six months ended June 30, 2026
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$106,444	$31,056	$—	$429	$137,929
Interest expense	37,366	—	—	236	37,602
Net interest income	69,078	31,056	—	193	100,327
Provision for (release of) credit losses	(88)	6,687	—	—	6,599
Provision for credit losses on unfunded commitments	270	—	—	—	270
Net interest income after provision	68,896	24,369	—	193	93,458
Noninterest income
Service charges on deposits	812	—	—	—	812
Credit card fees	—	9,087	—	—	9,087
Mortgage banking revenue	694	—	—	2,822	3,516
Government lending revenue	2,130	—	—	—	2,130
Government loan servicing revenue(1)	(2,518)	—	12,166	—	9,648
Loan servicing rights (government guaranteed)	789	—	—	—	789
Other income	1,325	42	—	385	1,752
Total noninterest income	3,232	9,129	12,166	3,207	27,734
Noninterest expenses
Salaries and employee benefits	24,138	7,679	5,289	3,278	40,384
Occupancy and equipment	4,185	2,165	783	371	7,504
Professional fees	4,701	3,089	549	751	9,090
Data processing	997	14,090	126	105	15,318
Advertising	1,483	1,190	357	252	3,282
Loan processing	2,003	318	31	506	2,858
Merger-related expenses	—	—	—	—	—
Operational and other card fraud related losses	137	1,243	—	—	1,380
Regulatory assessment expenses	1,181	429	130	126	1,866
Other operating	2,417	1,354	1,163	251	5,185
Total noninterest expenses	41,242	31,557	8,428	5,640	86,867
Net income (loss) before taxes	$30,886	$1,941	$3,738	$(2,240)	$34,325

Total assets	$3,689,273	$143,716	$27,818	$29,131	$3,889,938
_______________
(1)     Gross government loan servicing revenue totaled $12.2 million, including $2.5 million of servicing fees earned from the Commercial Bank by WindsorTM, for the six months ended June 30, 2026.

Segments
For the six months ended June 30, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$98,093	$28,938	$—	$315	$127,346
Interest expense	33,505	—	—	148	33,653
Net interest income	64,588	28,938	—	167	93,693
Provision for credit losses	1,605	4,722	—	—	6,327
Provision for credit losses on unfunded commitments	—	—	—	—	—
Net interest income after provision	62,983	24,216	—	167	87,366
Noninterest income
Service charges on deposits	520	—	—	—	520
Credit card fees	—	8,020	—	—	8,020
Mortgage banking revenue	728	—	—	2,857	3,585
Government lending revenue	4,208	—	—	—	4,208
Government loan servicing revenue(1)	(2,090)	—	9,302	—	7,212
Loan servicing rights (government guaranteed)	(118)	—	—	—	(118)
Other income	1,772	36	—	420	2,228
Total noninterest income	5,020	8,056	9,302	3,277	25,655
Noninterest expenses
Salaries and employee benefits	21,716	6,748	4,915	3,148	36,527
Occupancy and equipment	3,480	1,061	1,079	285	5,905
Professional fees	2,723	1,143	191	477	4,534
Data processing	894	13,479	186	73	14,632
Advertising	1,513	1,344	139	154	3,150
Loan processing	1,127	43	61	491	1,722
Merger-related expenses	2,664	—	—	—	2,664
Operational and other card fraud related losses	131	1,705	—	—	1,836
Regulatory assessment expenses	1,725	30	11	7	1,773
Other operating	3,226	854	608	194	4,882
Total noninterest expenses	39,199	26,407	7,190	4,829	77,625
Net income (loss) before taxes	$28,804	$5,865	$2,112	$(1,385)	$35,396

Total assets	$3,211,421	$129,397	$25,936	$21,908	$3,388,662
_______________
(1)     Gross government loan servicing revenue totaled $9.3 million, including $2.1 million of servicing fees earned from the Commercial Bank by WindsorTM, for the six months ended June 30, 2025.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands, except per share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Earnings:
Net income	$14,250	$12,018	$15,037	$15,065	$13,136
Earnings per common share, diluted	0.87	0.73	0.91	0.89	0.78
Net interest margin	5.64%	5.71%	5.94%	6.36%	6.04%
Core net interest margin(2)	4.04%	4.15%	4.19%	4.66%	4.42%
Return on average assets(1)	1.52%	1.33%	1.71%	1.77%	1.60%
Return on average equity(1)	13.80%	12.03%	15.23%	15.57%	14.17%
Efficiency ratio	66.14%	69.59%	62.32%	60.79%	65.14%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$3,085,950	$3,026,431	$2,959,457	$2,821,983	$2,739,808
Total deposits	3,371,103	3,292,047	3,093,200	2,912,053	2,940,738
Total assets	3,889,938	3,808,467	3,606,207	3,389,442	3,388,662
Total stockholders' equity	422,205	408,859	401,757	394,770	380,035
Total average portfolio loans receivable, net deferred fees	3,058,476	3,008,187	2,902,033	2,789,815	2,733,865
Total average deposits	3,243,978	3,130,392	2,992,784	2,917,067	2,841,153
Portfolio loans-to-deposit ratio (period-end balances)	91.54%	91.93%	95.68%	96.91%	93.17%
Portfolio loans-to-deposit ratio (average balances)	94.28%	96.10%	96.97%	95.64%	96.22%

Asset Quality Ratios:
Nonperforming assets to total assets	1.56%	1.56%	1.62%	1.54%	1.07%
Nonperforming loans to total loans	1.85%	1.83%	1.84%	1.85%	1.32%
Net charge-offs to average portfolio loans (1)	0.50%	0.40%	0.32%	0.35%	0.75%
Allowance for credit losses to total loans	1.76%	1.81%	1.85%	1.88%	1.73%
Allowance for credit losses to non-performing loans	95.51%	98.67%	100.44%	101.53%	131.19%

Bank Capital Ratios:
Total risk based capital ratio(3)	12.60%	12.52%	12.60%	12.95%	13.13%
Tier-1 risk based capital ratio(3)	11.34%	11.26%	11.34%	11.69%	11.87%
Leverage ratio(3)	8.97%	9.00%	9.24%	9.34%	9.39%
Common Equity Tier-1 capital ratio(3)	11.34%	11.26%	11.34%	11.69%	11.87%
Tangible common equity(3)	8.47%	8.40%	8.75%	9.06%	8.84%
Holding Company Capital Ratios:
Total risk based capital ratio(3)	14.47%	14.25%	14.31%	15.25%	15.30%
Tier-1 risk based capital ratio(3)	13.21%	12.99%	13.05%	13.62%	13.66%
Leverage ratio(3)	10.59%	10.48%	10.71%	10.98%	10.90%
Common Equity Tier-1 capital ratio(3)	13.14%	12.92%	12.98%	13.54%	13.58%
Tangible common equity(3)	9.86%	9.73%	10.07%	10.60%	10.22%
_______________
(1)Annualized.
(2)Refer to Appendix for reconciliation of non-GAAP measures.
(3)Estimated ratio at June 30, 2026.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited (Continued)
	Quarter Ended
(in thousands, except per share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Composition of Loans:
Commercial real estate, non owner-occupied	$561,805	$522,498	$533,141	$509,878	$495,341
Commercial real estate, owner-occupied	424,109	428,632	418,701	442,827	436,421
Residential real estate	797,745	795,505	765,808	740,060	710,730
Construction real estate	370,710	365,706	359,566	344,290	343,189
Commercial and industrial	731,575	730,576	698,289	619,148	593,279
Lender finance	50,020	43,775	41,421	31,883	32,494
Business equity lines of credit	4,930	4,170	3,818	2,931	2,853
Credit card, net of reserve(4)	145,266	134,789	142,397	136,483	131,029
Other consumer loans	3,772	4,779	1,930	2,010	2,727
Portfolio loans receivable	$3,089,932	$3,030,430	$2,965,071	$2,829,510	$2,748,063
Deferred origination fees, net	(3,982)	(3,999)	(5,614)	(7,527)	(8,255)
Portfolio loans receivable, net	$3,085,950	$3,026,431	$2,959,457	$2,821,983	$2,739,808

Composition of Deposits:
Noninterest-bearing	$897,363	$871,677	$852,741	$857,543	$836,979
Interest-bearing demand	391,544	341,723	257,233	275,767	319,431
Savings	23,077	21,471	11,679	12,835	12,879
Money markets	1,390,778	1,276,034	1,105,183	989,159	960,237
Customer time deposits	437,358	478,085	489,687	539,207	541,079
Brokered time deposits	230,983	303,057	376,677	237,542	270,133
Total deposits	$3,371,103	$3,292,047	$3,093,200	$2,912,053	$2,940,738

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$106,885	$72,933	$107,283	$80,651	$80,334
Mortgage loans sold	87,059	52,423	82,998	66,409	59,663
Gain on sale of loans	2,362	1,496	2,145	1,698	1,597
Purchase volume as a % of originations	86.14%	73.15%	72.77%	92.32%	91.61%
Gain on sale as a % of loans sold(5)	2.71%	2.85%	2.58%	2.56%	2.68%
Mortgage commissions	$947	$594	$899	$656	$501

OpenSky™ Portfolio Metrics:
Open customer accounts	588,594	588,190	585,492	587,641	585,372
Secured credit card loans, gross	$96,026	$90,021	$97,313	$98,793	$100,037
Unsecured credit card loans, gross	51,234	46,574	47,131	39,576	32,715
Noninterest secured credit card deposits	166,174	165,506	163,184	166,874	168,936
_______________
(4)Credit card loans are presented net of reserve for interest and fees.
(5)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

Appendix

Reconciliation of Non-GAAP Measures

Core Earnings Metrics	Quarter Ended
(in thousands, except per share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Net Income	$14,250	$12,018	$15,037	$15,065	$13,136
Deduct: Income from the Call of Brokered Time Deposits, Net of Tax	—	—	—	(3,489)	—
Add: Merger-Related Expenses, Net of Tax	—	—	—	575	1,070
Core Net Income	$14,250	$12,018	$15,037	$12,151	$14,206

Weighted Average Common Shares - Diluted	16,373	16,441	16,493	16,844	16,802
Earnings per Share - Diluted	$0.87	$0.73	$0.91	$0.89	$0.78
Core Earnings per Share - Diluted	$0.87	$0.73	$0.91	$0.72	$0.85

Average Assets	$3,761,511	$3,651,812	$3,498,540	$3,378,296	$3,292,533
Return on Average Assets(1)	1.52%	1.33%	1.71%	1.77%	1.60%
Core Return on Average Assets(1)	1.52%	1.33%	1.71%	1.43%	1.73%

Average Equity	$414,044	$405,302	$391,750	$383,922	$371,795
Return on Average Equity(1)	13.80%	12.03%	15.23%	15.57%	14.17%
Core Return on Average Equity(1)	13.80%	12.03%	15.23%	12.56%	15.33%

Net Interest Income	$50,929	$49,398	$50,279	$52,020	$47,646
Noninterest Income	14,361	13,373	12,464	11,068	13,106
Total Revenue	$65,290	$62,771	$62,743	$63,088	$60,752
Noninterest Expense	43,186	43,681	39,103	38,354	39,572
Efficiency Ratio(2)	66.1%	69.6%	62.3%	60.8%	65.1%

Net Interest Income	$50,929	$49,398	$50,279	$52,020	$47,646
Deduct: Income from the Call of Brokered Time Deposits	—	—	—	4,618	—
Core Net Interest Income (a)	$50,929	$49,398	$50,279	$47,402	$47,646
Noninterest Income (b)	14,361	13,373	12,464	11,068	13,106
Core Revenue (a) + (b)	$65,290	$62,771	$62,743	$58,470	$60,752

Noninterest Expense	$43,186	$43,681	$39,103	$38,354	$39,572
Less: Merger-Related Expenses	—	—	—	697	1,398
Core Noninterest Expense	$43,186	$43,681	$39,103	$37,657	$38,174
Core Efficiency Ratio(2)	66.1%	69.6%	62.3%	64.4%	62.8%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Core Earnings Metrics	Six Months Ended
(in thousands, except per share data)	June 30, 2026	June 30, 2025

Net Income	$26,268	$27,068
Add: Merger-Related Expenses, Net of Tax	—	2,034
Core Net Income	$26,268	$29,102

Weighted Average Common Shares - Diluted	16,404	16,872
Earnings per Share - Diluted	$1.60	$1.60
Core Earnings per Share - Diluted	$1.60	$1.72

Average Assets	$3,706,965	$3,257,443
Return on Average Assets(1)	1.43%	1.68%
Core Return on Average Assets(1)	1.43%	1.80%

Average Equity	$409,697	$367,479
Return on Average Equity(1)	12.93%	14.85%
Core Return on Average Equity(1)	12.93%	15.97%

Net Interest Income	$100,327	$93,693
Noninterest Income	27,734	25,655
Total Revenue	$128,061	$119,348
Noninterest Expense	86,867	77,625
Efficiency Ratio(2)	67.8%	65.0%

Net Interest Income (a)	$100,327	$93,693
Noninterest Income (b)	27,734	25,655
Core Revenue (a) + (b)	$128,061	$119,348

Noninterest Expense	$86,867	$77,625
Less: Merger-Related Expenses	—	2,664
Core Noninterest Expense	$86,867	$74,961
Core Efficiency Ratio(2)	67.8%	62.8%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Core Net Interest Margin	Quarter Ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Net Interest Income	$50,929	$49,398	$50,279	$52,020	$47,646
Less: Credit Card Loan Income	15,808	14,882	16,196	15,386	14,116
Net Interest Income Excluding Credit Card	35,121	34,516	34,083	36,634	33,530
Average Interest Earning Assets	3,619,887	3,509,115	3,360,576	3,246,653	3,163,421
Less: Average Credit Card Loans	137,052	133,712	133,858	129,100	121,414
Average Core Interest Earning Assets	$3,482,835	$3,375,403	$3,226,718	$3,117,553	$3,042,007
Core Net Interest Margin	4.04%	4.15%	4.19%	4.66%	4.42%

Core Net Interest Margin	Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025

Net Interest Income	$100,327	$93,693
Less: Credit Card Loan Income	30,690	28,264
Core Net Interest Income	69,637	65,429
Average Interest Earning Assets	3,564,808	3,125,891
Less: Average Credit Card Loans	135,391	120,076
Average Core Interest Earning Assets	$3,429,417	$3,005,815
Core Net Interest Margin	4.09%	4.39%

Core Loan Yield	Quarter Ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Portfolio Loans Receivable Interest Income	$65,110	$64,009	$64,670	$60,610	$60,647
Less: Credit Card Loan Income	15,808	14,882	16,196	15,386	14,116
Core Portfolio Loans Receivable Interest Income	$49,302	$49,127	$48,474	$45,224	$46,531
Average Portfolio Loans Receivable	3,058,476	3,008,187	2,902,033	2,789,815	2,733,865
Less: Average Credit Card Loans	137,052	133,712	133,858	129,100	121,414
Total Core Average Portfolio Loans Receivable	$2,921,424	$2,874,475	$2,768,175	$2,660,715	$2,612,451
Core Portfolio Loans Receivable Yield	6.77%	6.93%	6.95%	6.74%	7.14%

Core Loan Yield	Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025

Portfolio Loans Receivable Interest Income	$129,119	$119,100
Less: Credit Card Loan Income	30,690	28,264
Core Portfolio Loans Receivable Interest Income	$98,429	$90,836
Average Portfolio Loans Receivable	3,033,470	2,684,263
Less: Average Credit Card Loans	135,391	120,076
Total Core Average Portfolio Loans Receivable	$2,898,079	$2,564,187
Core Portfolio Loans Receivable Yield	6.85%	7.14%

Appendix

Reconciliation of Non-GAAP Measures

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarter Ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Net Income	$14,250	$12,018	$15,037	$15,065	$13,136
Add: Income Tax Expense	4,204	3,853	4,644	4,802	3,963
Add: Provision for Credit Losses	3,585	3,014	3,988	4,650	4,081
Add: Provision for (Release of) Credit Losses on Unfunded Commitments	65	205	(29)	217	—
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$22,104	$19,090	$23,640	$24,734	$21,180

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025

Net Income	$26,268	$27,068
Add: Income Tax Expense	8,057	8,328
Add: Provision for Credit Losses	6,599	6,327
Add: Provision for Credit Losses on Unfunded Commitments	270	—
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$41,194	$41,723

Core PPNR	Quarter Ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Net Income	$14,250	$12,018	$15,037	$15,065	$13,136
Add: Income Tax Expense	4,204	3,853	4,644	4,802	3,963
Add: Provision for Credit Losses	3,585	3,014	3,988	4,650	4,081
Add: Provision for (Release of) Credit Losses on Unfunded Commitments	65	205	(29)	217	—
Deduct: Income from the Call of Brokered Time Deposits	—	—	—	(4,618)	—
Add: Merger-Related Expenses	—	—	—	697	1,398
Core PPNR	$22,104	$19,090	$23,640	$20,813	$22,578

Core PPNR	Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025

Net Income	$26,268	$27,068
Add: Income Tax Expense	8,057	8,328
Add: Provision for Credit Losses	6,599	6,327
Add: Provision for Credit Losses on Unfunded Commitments	270	—
Add: Merger-Related Expenses	—	2,664
Core PPNR	$41,194	$44,387

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Credit Losses to Total Portfolio Loans	Quarter Ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Allowance for Credit Losses	$54,431	$54,680	$54,660	$53,045	$47,447
Total Portfolio Loans	3,085,950	3,026,431	2,959,457	2,821,983	2,739,808
Allowance for Credit Losses to Total Portfolio Loans	1.76%	1.81%	1.85%	1.88%	1.73%

Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans	Quarter Ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Allowance for Credit Losses	$54,431	$54,680	$54,660	$53,045	$47,447
Less: Credit Card Allowance for Credit Losses	8,904	7,802	8,232	7,413	6,762
Commercial Bank Allowance for Credit Losses	$45,527	$46,878	$46,428	$45,632	$40,685
Total Portfolio Loans	3,085,950	3,026,431	2,959,457	2,821,983	2,739,808
Less: Gross Credit Card Loans	141,446	131,887	137,905	130,897	126,233
Commercial Bank Portfolio Loans	$2,944,504	$2,894,544	$2,821,552	$2,691,086	$2,613,575
Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans	1.55%	1.62%	1.65%	1.70%	1.56%

Nonperforming Assets to Total Assets	Quarter Ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Total Nonperforming Assets	$60,843	$59,273	$58,276	$52,247	$36,167
Total Assets	3,889,938	3,808,467	3,606,207	3,389,442	3,388,662
Nonperforming Assets to Total Assets	1.56%	1.56%	1.62%	1.54%	1.07%

Nonperforming Loans to Total Portfolio Loans	Quarter Ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Total Nonperforming Loans	$56,987	$55,417	$54,421	$52,247	$36,167
Total Portfolio Loans	3,085,950	3,026,431	2,959,457	2,821,983	2,739,808
Nonperforming Loans to Total Portfolio Loans	1.85%	1.83%	1.84%	1.85%	1.32%

Appendix

Reconciliation of Non-GAAP Measures

Net Charge-Offs to Average Portfolio Loans	Quarter Ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Total Net Charge-Offs	$3,834	$2,994	$2,373	$2,476	$5,088
Total Average Portfolio Loans	3,058,476	3,008,187	2,902,033	2,789,815	2,733,865
Net Charge-Offs to Average Portfolio Loans, Annualized	0.50%	0.40%	0.32%	0.35%	0.75%

Net Charge-offs to Average Portfolio Loans	Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025

Total Net Charge-Offs	$6,828	$7,532
Total Average Portfolio Loans	3,033,470	2,684,263
Net Charge-Offs to Average Portfolio Loans, Annualized	0.45%	0.57%

Tangible Book Value per Share	Quarter Ended
(in thousands, except share and per share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Total Stockholders' Equity	$422,205	$408,859	$401,757	$394,770	$380,035
Less: Intangible Assets	40,219	40,480	40,740	41,002	37,773
Tangible Common Equity	$381,986	$368,379	$361,017	$353,768	$342,262
Period End Shares Outstanding	16,289,288	16,286,480	16,373,288	16,589,241	16,581,990
Tangible Book Value per Share	$23.45	$22.62	$22.05	$21.33	$20.64

Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Net Income	$14,250	$12,018	$15,037	$15,065	$13,136
Add: Intangible Amortization, Net of Tax	201	197	200	199	200
Net Tangible Income	$14,451	$12,215	$15,237	$15,264	$13,336
Average Equity	414,044	405,302	391,750	383,922	371,795
Less: Average Intangible Assets	40,377	40,628	40,884	37,706	39,534
Net Average Tangible Common Equity	$373,667	$364,674	$350,866	$346,216	$332,261
Return on Average Equity	13.80%	12.03%	15.23%	15.57%	14.17%
Return on Average Tangible Common Equity	15.51%	13.58%	17.23%	17.49%	16.10%

Return on Average Tangible Common Equity	Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025

Net Income	$26,268	$27,068
Add: Intangible Amortization, Net of Tax	399	399
Net Tangible Income	$26,667	$27,467
Average Equity	409,697	367,479
Less: Average Intangible Assets	40,502	38,232
Net Average Tangible Common Equity	$369,195	$329,247
Return on Average Equity	12.93%	14.85%
Return on Average Tangible Common Equity	14.57%	16.82%

Appendix

Reconciliation of Non-GAAP Measures

Core Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Core Net Income	$14,250	$12,018	$15,037	$12,151	$14,206
Add: Intangible Amortization, Net of Tax	201	197	200	199	200
Core Net Tangible Income	$14,451	$12,215	$15,237	$12,350	$14,406
Core Return on Average Tangible Common Equity	15.51%	13.58%	17.23%	14.15%	17.39%

Core Return on Average Tangible Common Equity	Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025

Core Net Income	$26,268	$29,102
Add: Intangible Amortization, Net of Tax	399	399
Core Net Tangible Income	$26,667	$29,501
Core Return on Average Tangible Common Equity	14.57%	18.07%

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in four locations in the Washington, D.C., and Baltimore, Maryland metropolitan markets, one bank branch in Fort Lauderdale, Florida, one bank branch in Chicago, Illinois and one bank branch in Raleigh, North Carolina. Capital Bancorp had assets of approximately $3.9 billion at June 30, 2026 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors that could cause actual results to differ materially from those contained or implied in the forward-looking statements: the strength of the United States (“U.S.”) economy in general and the strength of the local economies in which we conduct operations; geopolitical concerns, including acts or threats of terrorism and the ongoing wars in Iran and Ukraine; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; changes in U.S. trade policies, including the implementation of tariffs and other protectionist trade policies; the effects of federal government shutdowns, debt ceiling standoff, or other fiscal policy uncertainty; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them; climate change, and other catastrophic disasters; the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures; the Company’s ability to remediate the material weakness in the Company’s internal control over financial reporting; the effect of the IFH acquisition or any other acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations, including the planned growth of Windsor AdvantageTM; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Jake Dalaya (301) 637-5118
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com